                                                                    Exhibit 99.1

[HARRISINTERACTIVE LOGO]

                   HARRIS INTERACTIVE Q2 PRE-TAX INCOME UP 56%
       11% Revenue Increase - Ongoing Cost Controls Produce Record Profit
            European Online Growth Helps Push Internet Revenue Up 31%


ROCHESTER, NY -- JANUARY 28, 2004 -- Harris Interactive(R) (Nasdaq:HPOL) released its financial results for the second quarter of fiscal 2004.

REVENUE INCREASES 11%
Revenue for the quarter hit an all time high of $36.1 million, up 11% versus $32.5 million of revenue for the same period a year ago. Revenue for the six-month period ended December 31, 2003, was $69.4 million, up 11% from $62.8 million for the same six-month period last year. "Our second quarter got off to a great start in October and finished strongly to get us back on track for the year. As predicted, our telephone revenue continued to decline but was more than offset by an increase in higher profit Internet-based research," said Dr. Gordon
S. Black, founder and Executive Chairman of Harris Interactive.

PRE-TAX INCOME INCREASES 56%
Pre-tax income for the quarter was $3.2 million, or $0.06 per share, up 56% versus pre-tax income of $2.1 million or $0.04 per share for Q2 of fiscal 2003. Pre-tax income for the first six months of fiscal 2004 was $5.3 million, or $0.09 per share, up 71% from the same six-month period a year ago. As discussed below, the Company began recording a tax provision in fiscal 2004. The comparisons here are on a pre-tax basis to provide comparability with the prior year. Pre-tax income per share, a non-GAAP financial measure, is calculated as income before taxes divided by the weighted average diluted shares outstanding, and is reconciled to GAAP net income per share in the attached financial summary.

"The Harris Interactive sales team delivered its best quarter ever, with just under $40 million of new business bookings, or about 15% more than we booked in the second fiscal quarter of last year," commented Albert Angrisani, President and COO. "Even though we believe that our sales momentum will continue into the second half of the fiscal year, we will remain vigilant in our continuing efforts to tightly control costs," Angrisani concluded.

AFTER-TAX EARNINGS
In accordance with GAAP requirements, the Company recorded an income tax provision of $983,000 for the second quarter ($1,783,000 for the six-month period) of fiscal 2004, based on pre-tax income as if the company did not have net operating loss carry-forwards available for use. The tax benefit associated with the utilization of those carry-forwards to offset expected fiscal 2004 earnings was recognized in June 2003. In the future, in accordance with GAAP, the Company will account for the tax effect of the remaining NOL carry-forwards, which currently are in excess of $75 million. Due to the requirement of recording the income tax provision, currently a non-cash expense, after-tax net income for the second quarter of fiscal 2004 was $2.2 million or $0.04 per diluted share.

ROBERT E. KNAPP STARTS AS NEW CEO
Robert E. Knapp officially began his tenure as Vice-Chairman and CEO of Harris Interactive on January 26, 2004, replacing current CEO and founder, Dr. Gordon
S. Black, now Executive Chairman. Previously, Knapp was EVP and Chief Strategy Officer at Gartner, Inc. a $900 million, worldwide research and advisory firm based in Stamford, CT. Knapp joined Gartner in July 2000 as Chief Marketing Officer. In 2001, he took on general management responsibility for the worldwide business units including Research, Consulting, and Events. Prior to joining Gartner, he held various executive positions at branding and advertising firms including Siegel & Gale, BBDO and Lintas.

"I have been watching Harris Interactive for years, and have always been impressed with their willingness to take bold action. That, coupled with their seasoned management team, strong growth and solid financials, made this opportunity very appealing," said Knapp. "We are a growth company and I'm anxious to identify areas where I can contribute to our continuing global expansion," Knapp concluded.

Under terms of his employment agreement, Knapp was awarded one million stock options priced at market close on January 23, 2004. The options will vest over a four-year period.

INTERNET-BASED REVENUE GROWS 31%
Internet-based revenue for the fiscal second quarter was $20.0 million, up 31% from the $15.3 million of Internet revenue reported for the same period last year. Internet-based revenue for the six-month period ended December 31, 2003 was $37.9 million; up 42% from the $26.7 million reported for the same six-month period of fiscal 2003. "Internet revenue from HI Europe pushed past the $1 million level this quarter and helped contribute to the year over year growth. We expect European Internet revenue growth to continue to accelerate, especially as we increase the size of our panel in Western Europe," said Dr. Black.

EBITDA INCREASES 29%
EBITDA for the quarter was $4.3 million, or 11.8% of revenue, up 29% from the $3.3 million of EBITDA, or 10.2% of revenue, reported in the same period a year ago. EBITDA for the six-month period that ended on December 31, 2003 was $7.3 million or 10.6% of revenue, up 33% from a year ago. EBITDA, a non-GAAP financial measure, is calculated as net income before accounting for interest, taxes, depreciation and amortization, and is reconciled to GAAP net income in the attached financial summary.

CASH AND MARKETABLE SECURITIES GROW OVER $6 MILLION
The Company reported cash and marketable securities at December 31, 2003 of $49.4 million, an increase of $6.4 million or 15% from $43.0 million as of September 30, 2003. The Company continues to be debt-free.

U.S. REVENUE UP 7% - PRE-TAX INCOME JUMPS 36%
For the quarter, U.S. operating revenue was $27.4 million, up 7% from $25.7 million reported in Q2 of fiscal 2003. U.S. revenue for the six-month period that ended on December 31, 2003 was $52.6 million, up 8% from $48.5 million for the same six-month period a year ago. Pre-tax income for U.S. operations was $2.7 million or 9.7% of revenue, an increase of 36% from the same period a year ago.

THIRD QUARTER AND FISCAL YEAR 2004 GUIDANCE
"For our fiscal third quarter, we expect revenue in the range of $34 to $36 million, with pre-tax income of between $0.05 and $0.07 per share, resulting in after-tax EPS of between $0.03 and $0.05," said Black. "Our expectations for the full fiscal year remain unchanged with revenue in the lower end of the $144 to $152 million range and pre-tax income of $0.26 per share," Black concluded.

CONFERENCE CALL AND WEBCAST ACCESS INFORMATION
The Company has scheduled a conference call to discuss these results for Thursday, January 29, 2004 at 8:30 a.m. ET. Gordon S. Black, founder and Executive Chairman; Robert E. Knapp, CEO; Albert Angrisani, President and COO and Bruce Newman, CFO, will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free (800) 361-0912 in the United States and Canada, or (913) 981-5559 internationally by 8:20 a.m. ET on January 29 -- please reference "Harris Interactive." A live webcast of the conference call will also be accessible via the Company's website at www.harrisinteractive.com, and an archived version of the webcast will be available for 30 days following the call under the heading "Webcasts" in the "Investor Relations" section of the Company's website. Telephone replay of the call will not be available.

This media release will be available prior to the call at our website: www.harrisinteractive.com/news.

       Please see attached schedules for detailed financial information.

                                       ###

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ABOUT HARRIS INTERACTIVE(R)
HARRIS INTERACTIVE (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for THE HARRIS POLL(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, U.S.A., Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research through wholly owned subsidiaries--London-based HI EUROPE (www.hieurope.com) and Tokyo-based Harris Interactive Japan--as well as through the Harris Interactive Global Network of local market- and opinion-research firms, and various U.S. offices. EOE M/F/D/V

To become a member of the Harris Poll OnlineSM and be invited to participate in future online surveys, visit www.harrispollonline.com.

CONTACT:
Dan Hucko
SVP, Corporate Communications & Investor Relations
Harris Interactive
585-214-7470
dhucko@harrisinteractive.com

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


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                             HARRIS INTERACTIVE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In Thousands, except share and per share data)
                                   (Unaudited)


                                                       Three months ended           Six months ended
                                                          December 31,                December 31,
                                                   ---------------------------  --------------------------
                                                       2003          2002           2003         2002

Revenue from services                                   $ 36,126     $ 32,468       $ 69,393     $ 62,797
Cost of services                                          18,139       16,944         35,376       33,496
                                                    ------------------------------------------------------
   Gross profit                                           17,987       15,524         34,017       29,301
                                                             50%          48%            49%          47%
Operating expenses:
   Sales and marketing expenses                            2,807        2,226          5,582        4,135
   General and administrative expenses                    10,899       10,374         21,097       20,056
   Depreciation and amortization                           1,195        1,389          2,322        2,710
   Restructuring credits                                       -         (389)             -         (389)
                                                    ------------------------------------------------------
      Operating income                                     3,086        1,924          5,016        2,789

Interest and other income, net                               122          130            243          279
                                                    ------------------------------------------------------
Income before income taxes                                 3,208        2,054          5,259        3,068

Income tax expense                                           983            -          1,783            -
                                                    ------------------------------------------------------
Net income                                                 2,225        2,054          3,476        3,068

Basic net income per share                              $   0.04     $   0.04       $   0.06     $   0.06
Diluted net income per share                            $   0.04     $   0.04       $   0.06     $   0.06

Weighted average shares outstanding -
                   Basic                              56,073,995   52,488,181     55,472,015   52,522,702
                   Diluted                            57,858,897   54,656,732     57,234,936   54,509,331


Calculation of EBITDA:                                 Three months ended           Six months ended
                                                          December 31,                December 31,
                                                       2003          2002           2003         2002
                                                   ---------------------------  --------------------------

   Net income                                              2,225        2,054          3,476        3,068
   Less: Interest and other income, net                     (122)        (130)          (243)        (279)
   Plus: Income tax expense                                  983            -          1,783            -
   Plus: Depreciation and amortization                     1,195        1,389          2,322        2,710
                                                    ------------------------------------------------------
             EBITDA                                        4,281        3,313          7,338        5,499
                                                    ------------------------------------------------------

   Net income per share                              $      0.04    $    0.04       $   0.06     $   0.06
   Plus: Income tax expense per share                $      0.02    $       -       $   0.03     $      -
                                                    ------------------------------------------------------
                                                     $      0.06    $    0.04       $   0.09     $   0.06

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                             HARRIS INTERACTIVE INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       DECEMBER 31,     JUNE 30,
                                                           2003           2003
                             ASSETS
Current assets:
   Cash and cash equivalents                             $ 30,897       $ 20,391
   Marketable securities                                   18,523         18,693
   Accounts receivable, net                                22,381         20,821
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                  4,046          3,776
   Other current assets                                     2,893          3,690
   Deferred tax assets                                        127            127
                                                        -------------------------
          Total current assets                             78,867         67,498

Property, plant and equipment, net                          7,137          7,806
Goodwill                                                   63,259         63,259
Other intangibles, net                                        574            730
Deferred tax assets                                         2,138          3,904
Other assets                                                1,971          2,045
                                                        -------------------------
          Total assets                                   $153,946       $145,242
                                                        =========================

             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                         4,226          6,752
   Accrued expenses                                         9,403          9,050
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                    13,150         10,375
                                                        -------------------------
          Total current liabilities                        26,779         26,177

Other long-term liabilities                                   777            576

          Total stockholders' equity                      126,390        118,489
                                                        -------------------------
          Total liabilities and stockholders' equity     $153,946       $145,242
                                                        =========================